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                                                                       EXHIBIT 5
                            MORRIS, MANNING & MARTIN
                        A LIMITED LIABILITY PARTNERSHIP

                                ATTORNEYS AT LAW
                            WASHINGTON, D.C. OFFICE
                    MORRIS, MANNING, MARTIN & PLAYER, L.L.P.
                               SOUTHERN BUILDING
                           805 FIFTEENTH STREET, N.W.
                             WASHINGTON, DC  20005
                             TELEPHONE 202 408-5153
                             FACSIMILE 202 408-5146

                                NORTHSIDE OFFICE
                                   SUITE 150
                         5775-B PEACHTREE DUNWOODY ROAD
                             ATLANTA, GEORGIA 30342
                             TELEPHONE 404 255-6900
                            FACSIMILE 404  843-2317

LARRY W. SHACKLEFORD
                         1600 ATLANTA FINANCIAL CENTER
                           3343 PEACHTREE ROAD, N.E.
                          ATLANTA, GEORGIA 30326-1044
                             TELEPHONE 404 233-7000
                             FACSIMILE 404 365-9532
                      E-MAIL OTB@MOMAMA.MHS.COMPUSERVE.COM

                                    MEMBER,
                           COMMERCIAL LAW AFFILIATES
                             WITH INDEPENDENT FIRMS
                         IN PRINCIPAL CITIES WORLDWIDE





                                 June 27, 1997


Harbinger Corporation
1055 Lenox Park Blvd.
Atlanta, Georgia  30319

      Re:  Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel for Harbinger Corporation, a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, of a proposed offering of 1,500,000 shares of the Company's common stock, $.0001 par value per share ("Shares"), issuable pursuant to the Harbinger Corporation 1996 Stock Option Plan (the "Plan").

     We have examined and are familiar with the originals or copies of certified or otherwise identified to our satisfaction of such documents, corporate records, and other instruments relating to the incorporation of the Company and to the authorization and issuance of Shares under the Plan as would be necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued as contemplated by the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as Exhibit 5 to the Company's registration statement on Form S-8.

                                        Very truly yours,


                                        /s/ Larry W. Shackelford
                                        MORRIS, MANNING & MARTIN, L.L.P.



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